UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 26, 2015
Pennsylvania Real Estate Investment Trust
(Exact Name of Registrant as Specified in its Charter)
Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	1-6300 (Commission File Number)	23-6216339 (IRS Employer Identification No.)
The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania (Address of Principal Executive Offices)	19102 (Zip Code)
Registrant's telephone number, including area code: (215) 875-0700
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                  Other Events
 On February 26, 2015, Pennsylvania Real Estate Investment Trust (the "Company") issued a press release announcing that Michael DeMarco will be nominated for election to the Company's Board of Trustees at the 2015 Annual Meeting of Shareholders.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  The nomination will be made pursuant to an agreement with current Company shareholders, Land & Buildings Investment Management, LLC and Land & Buildings Capital Growth Fund, L.P., on behalf of themselves and current and future affiliates (collectively, the "L&B Group").  Pursuant to the agreement, the L&B Group agreed to certain customary voting, standstill and other commitments continuing, subject to certain exceptions, until the date that is sixty (60) days prior to the last day of the advance notice period for shareholders to submit timely notice of trustee nominations or proposals of other business pursuant to the Company's by-laws for the Company's 2016 annual meeting of shareholders.
Item 9.01                  Financial Statements and Exhibits
(d) Exhibits
99.1	Press release dated February 26, 2015

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
Date: February 26, 2015	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel

Exhibit Index
99.1	Press release dated February 26, 2015